UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

First Commonwealth Financial Corporation (the “Company”) issued a press release on March 16, 2009 announcing the declaration of a cash dividend of $0.12 per share of the Company’s common stock. The amount of the dividend represents a reduction from the amount paid in prior quarters of $0.17 per share. The Company also announced that future cash dividends will be declared in proximity to the announcement of the Company’s earnings for the most recently completed quarter.

The Company also mailed a letter to its shareholders dated March 16, 2009 and signed by John J. Dolan, the Company’s President and Chief Executive Officer, informing shareholders of the changes to the amount and timing of the dividend and the Company’s reasons for making these changes.

Copies of the press release and the letter to shareholders are furnished with this report as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description
99.1	Press Release dated March 16, 2009 announcing Declaration of Quarterly Cash Dividend.

99.2	Letter dated March 16, 2009 from John J. Dolan to Shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2009

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Edward J. Lipkus, III
Name:	Edward J. Lipkus, III
Title:	Executive Vice President and Chief Financial Officer